                                                                     EXHIBIT 2.1


                                  CONFIDENTIAL

                    CONTRIBUTION AND RESTRUCTURING AGREEMENT

       This Contribution and Restructuring Agreement (this "Agreement"), dated effective as of July 21, 1995, among Pegasus Systems, Inc., a Delaware corporation (the "Company"), and all of the stockholders of The Hotel Clearing Corporation, a Delaware corporation ("HCC"), and all of the stockholders of The Hotel Industry Switch Company, a Delaware corporation ("THISCO"), set forth in Schedule A attached hereto (collectively referred to herein as the "Stockholders").

                                  WITNESSETH:

       WHEREAS, the Stockholders, as the only stockholders of HCC and/or THISCO, desire to combine the businesses of HCC and THISCO as subsidiaries of a common parent corporation pursuant to the terms of this Agreement; and

       WHEREAS, the Company has been formed to serve as the parent corporation in connection with such restructuring; and

       WHEREAS, as part of a single plan to be effectuated pursuant to this Agreement, the Stockholders, other than Lodging Network, Inc. ("LNI"), agree to contribute all of their respective shares of capital stock (whether preferred or common) and any other stock interests in HCC and THISCO (collectively, the "Stock") to the Company in exchange for Company Common Stock as part of a transaction intended to qualify as a tax free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

       WHEREAS, the Company has agreed to grant LNI an option to exchange its entire stock interest in HCC for shares of Company Common Stock and LNI has agreed to join in this Agreement on the terms herein specified.

       NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and provisions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  TRANSACTIONS

       1.1 Closing Transactions. Subject to and upon the terms and conditions contained herein, the closing pursuant to this Agreement (the "Closing") shall take place at the Company's address at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, at 10:00 a.m., local time, on July 21, 1995, or at such other time as shall be agreed to by the parties (the "Closing Date"). The parties hereto (as applicable) shall simultaneously take the following actions and execute and deliver the following documents:

              (a) HCC Stock Contribution. Each HCC stockholder, other than LNI, shall contribute all of such stockholder's Stock of HCC to the Company by delivering to the Company all necessary stock certificates, stock powers or other documents as may be necessary to effect the transfer of the Stock to the Company. In exchange, the Company shall issue and deliver to each of them a certificate for the number of shares of Company Common Stock as specified in Schedules A and C attached hereto.

              (b) THISCO Stock Contribution. Each THISCO stockholder shall contribute all of such stockholder's shares of THISCO to the Company by delivering to the Company all necessary stock certificates, stock powers or other documents as may be necessary to effect the transfer of the Stock to the Company. In exchange, the Company shall issue and deliver to each of them a certificate for the number of shares of Company Common Stock as specified in Schedule A attached hereto.

              (c) Stockholders Agreement. The Company and each Stockholder, other than LNI, shall execute and deliver to one another the Stockholders Agreement (herein so called) dated the Closing Date in substantially the form of Exhibit 1 to this Agreement.

              (d) HCC Debt. Each HCC stockholder who previously made one or more loans to HCC hereby elects to contribute to the capital of HCC, effective immediately prior to the Closing, the amount of such debt owed by HCC to such stockholder as and to the extent indicated on Schedule B-1 attached hereto. These capital contributions are reflected in the number of shares of Company Common Stock in Schedule A which are to be issued to such stockholders at the Closing. The amount of debt remaining after these capital contributions (as set forth on Schedule B-1 hereto) shall be renewed and extended and evidenced by new promissory notes to be executed and delivered by HCC to the applicable stockholders, which notes shall mature upon the expiration of five (5) years from the Closing Date and bear interest at the prime rate published daily in the Wall Street Journal plus 1% per annum. Such notes shall be guaranteed by the Company.

              (e) THISCO Debt. Each THISCO stockholder who previously made one or more loans to THISCO hereby elects to contribute to the capital of THISCO, effective immediately prior to the Closing, the amount of such debt owed by THISCO to such stockholder as and to the extent indicated on Schedule B-2 attached hereto. These capital contributions are reflected in the number of shares of Company Common Stock in Schedule A which are to be issued to such stockholders at the Closing. The amount of debt remaining after these capital contributions (as set forth on Schedule B-2 hereto) shall be renewed and extended and evidenced by new promissory notes to be executed and delivered by THISCO to the applicable stockholders, which notes shall mature upon the expiration of five (5) years from the

       Closing Date and shall bear interest at the prime rate published daily in the Wall Street Journal plus 1% per annum. Such notes shall be guaranteed by the Company.

              (f) Reed Accommodation. Reed Travel Group, a division of Reed Elsevier Inc. ("Reed") agrees to forgive $75,000 of outstanding debt owed by THISCO to Reed and the Company agrees to guaranty up to $4,261,482 of the remaining outstanding debt owed by THISCO to Reed, such guaranty to be in form and substance satisfactory to Reed and the Company.

              (g) Delivery of Company Guarantees. The Company shall execute and deliver the guarantees contemplated within Subsections (d), (e) and (f) of this Section 1.1.

              (h) HCC Projected Volume Shares. In addition to the shares of Company Common Stock to be issued as reflected on Schedule A, each HCC stockholder, other than LNI, shall also receive the number of shares of Company Common Stock specified on Schedule C attached hereto. In connection therewith, the Company shall cause HCC to prepare and deliver to each such HCC stockholder at the Closing a written confirmation of, and each such HCC stockholder shall deliver to the Company at the Closing a written acceptance of, the number of commissionable reservation transactions that such holder projects it will process through HCC from January 1, 1996 through December 31, 1996 ("Projected Volume Confirmation"). The shares specified in Schedule C, referred to herein as the "Projected Volume Shares," shall, in addition to any other purchase rights set forth in the Stockholders Agreement, be subject to purchase by the Company as follows: As soon as reasonably practicable after December 31, 1996, the Company shall determine and certify to each holder of Projected Volume Shares the actual number of commissionable reservation transactions that were processed through HCC ("Actual Transactions") by such holder from January 1, 1996 through December 31, 1996, compared to such holder's projected number of transactions ("Projected Transactions") set forth in its Projected Volume Confirmation. With respect to each holder of Projected Volume Shares, if such holder's Actual Transactions exceeds its Projected Transactions, then the Projected Volume Shares held by such holder shall not be subject to the purchase option contemplated by this paragraph. If the Actual Transactions by any holder of Projected Volume Shares are less than its Projected Transactions, then the Company may, at its option, purchase, at a purchase price of $1.00 per share, the percentage of such holder's Projected Volume Shares (rounded to the nearest whole share) equal to the corresponding percentage by which such holder's Actual Transactions were less than its Projected Transactions. For example, if stockholder X's Actual Transactions for 1996 were 97.5% of its Projected Transactions, then 2.5% of stockholder X's Projected Volume Shares would be subject to purchase in accordance with the Stockholders Agreement.

              (i) Participant and User Agreements. As specified by Article V of the Stockholders Agreement, each HCC stockholder and each THISCO stockholder, as the case may be, shall execute and deliver the HCC Participant Agreement and/or Ultra Switch User Agreement applicable to it.

              (j) LNI Stock Purchase Option. The Company and LNI shall execute and deliver to one another the Stock Purchase Option dated the Closing Date in substantially the form of Exhibit 2 to this Agreement (the "LNI Option").

              (k) Management Stock Purchase. At or within 30 days of the Closing, management of the Company, HCC and/or THISCO shall purchase an aggregate of 2,125 restricted shares of Common Stock, representing five percent (5%) of the shares of the Company's Common Stock to be outstanding as of the Closing (assuming the LNI Option were fully exercised as of the Closing). The aggregate purchase price for these shares shall be $570,874, which price reflects a discounted value based on the restrictions imposed on such shares as outlined in Section 3 of the Arthur Andersen report entitled "Pegasus Systems, Inc. Long-Term Compensation Strategy" delivered to each of the parties hereto and such shares are being purchased in exchange for management's rights to a five percent (5%) preferred dividend as set forth in the Arthur Andersen Report. These shares shall be in addition to any other shares which may be reserved for the management of the Company under any future compensation or ownership plan adopted by the Company.

       1.2 Compliance with Section 351. The transactions contemplated by this Agreement, to the extent subject thereto, are intended to qualify under
Section 351 of the Code.

       1.3 Amendment or Waiver of Conflicting Provisions. Notwithstanding any representation or warranty herein to the contrary, the parties to this Agreement hereby acknowledge that the transactions contemplated by this Agreement, including but not limited to the LNI Option, may conflict with or violate certain provisions of the respective certificate of incorporation, bylaws and stockholders agreement of HCC and THISCO or may now or hereafter have an effect upon the capital structure of the Company. Accordingly, the parties hereby agree to execute and deliver, or cause to be executed and delivered, any required approvals, waivers, consents or amendments and to take, or cause to be taken, any other action necessary to complete the transactions contemplated herein in a timely fashion and in a manner which does not conflict with or violate any documents or agreements binding upon or applicable to HCC, THISCO and/or the Company.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

       2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders, effective upon the Closing, as follows:

              (a) Organization. The Company is a corporation duly organized, validly and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted.

              (b) Authority. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, other than as provided or contemplated herein. This Agreement constitutes, and the Stockholders Agreement, when executed and delivered by the parties thereto will constitute, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (c) No Conflict. No filing with and no permit, authorization, consent or approval of, any public body or authority is necessary for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby that has not already been made or obtained, which if not made or obtained would have an adverse effect on its ability to consummate the transactions contemplated hereby. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof will (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, agreement or other instrument or obligation to which it is a party or by which it or any of its properties may be bound or
       (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties.

              (d) Title. The shares of Company Common Stock to be issued to the Stockholders (as specified in Schedule A attached hereto), when issued, will be duly authorized, legally and validly issued, fully paid and non-assessable. The Company has the requisite legal right, power and authority to issue such shares. The issuance of such shares and the delivery of certificates representing such shares to such Stockholders pursuant to the provisions of this Agreement will transfer to each of such persons good and marketable title to the shares issuable to each of such persons, free and clear of any pledge, lien, security interest, encumbrance, claim or restriction on transferability, except for such restrictions on resale as are set forth in this Agreement or the Stockholders Agreement, Certificate of Incorporation or Bylaws and any applicable state and federal securities laws.

       2.2 Representations and Warranties of Certain Stockholders. Each of the Stockholders, other than LNI, (as set forth on Schedule A attached hereto) hereby severally represents and warrants to the Company and the other Stockholders, effective upon the Closing, as follows:

              (a) Authority. Such Stockholder has full legal right, power, authority and capacity to enter into and perform this Agreement and the Stockholders Agreement, and the consent, agreement or concurrence of no other person or entity is required for such Stockholder to execute, deliver and perform this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby. This Agreement and the Stockholders Agreement constitute the valid and binding obligations of such Stockholder; enforceable against such Stockholders in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (b) No Conflict. No filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the execution, delivery or performance by such Stockholder of this Agreement or the Stockholders Agreement or for the consummation by such Stockholder of the transactions contemplated hereby or thereby that has not been made or obtained, which if not made or obtained would have an adverse effect on the ability of such Stockholder to consummate the transactions contemplated hereby or thereby. Neither the execution, delivery or performance by such Stockholder of this Agreement or the Stockholders Agreement nor the consummation by any such Stockholder of the transactions contemplated hereby or thereby, nor compliance by such Stockholder with any of the provisions hereof or thereof will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any fight of termination, cancellation or acceleration) under, any note, bond, mortgage, license, agreement or other instrument or obligation to which such Stockholder is a party or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder.

              (c) Title. Such Stockholder has the requisite legal right, power and authority to transfer such Stockholder's shares of Stock. The delivery of certificates representing such Stock to the Company pursuant to the provisions of this Agreement will transfer to the Company good and marketable tide to all of the Stock owned by such Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or restriction on transferability, except for such restrictions on resale as are provided for under (i) the certificate of incorporation, bylaws and stockholders agreement of HCC and THISCO, as the case may be, and (ii) any applicable state and federal securities laws.

              (d) Investment Representations. Such Stockholder acknowledges that the Company has relied upon, and each such Stockholder makes, effective upon the Closing, the following investment representations:

                     (i) Such Stockholder is acquiring the shares of Company Common Stock for such Stockholder's own account and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act");

                     (ii) Such shares of Company Common Stock are "restricted securities" as that term is defined in Rule 144 promulgated under the 1933 Act and may not be sold, transferred, pledged, distributed or otherwise disposed of except in compliance with applicable federal and state securities laws and the Stockholders Agreement;

                     (iii) Such Stockholder has such knowledge and experience in business matters that such Stockholder is capable of evaluating, and has evaluated, the merits and risks of the proposed investment;

                     (iv) Such Stockholder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act;

                     (v) Such Stockholder has been furnished all materials relating to the Company, the Company Common Stock and the proposed transaction which such Stockholder has requested and has been afforded the opportunity to obtain additional information; and

                     (vi) Such Stockholder has reviewed the following legend and acknowledges, but does not represent or warrant, that the Company will affix the following legend or a similar legend to all certificates and other documents evidencing or representing the Company Common Stock:

                     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and neither such shares nor any interest therein may be sold, assigned, pledged, transferred, hypothecated, encumbered or in any other manner transferred or disposed of, or be subject to execution, attachment or similar process, in whole or in part, except in compliance therewith and with all other applicable federal and state securities and other laws and regulations, and unless an opinion of counsel or other evidence relating to compliance with such laws, in form and substance satisfactory to the Company, is delivered to the Company in advance of any such transfer. Further, the shares represented by this certificate are subject to the conditions, restrictions and obligations specified in that certain Stockholders
                     Agreement dated       1995, and any amendments thereto (the
                     "Stockholders Agreement"), among the Company and certain of its Stockholders, including conditions and restrictions with respect to voting rights and powers, disposition, stock ownership rights and prerequisites, transfer, the composition of the Company's Board of Directors; stock repurchase rights, and otherwise, and no transfer of the shares represented by this certificate shall be valid or effective unless and until such conditions and restrictions have been complied with in all respects, in the determination of the Company's Board of Directors. A copy of the Stockholders Agreement is on file with the Secretary of the Company. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Stockholders Agreement and to indemnify and hold the Company harmless against loss or liability arising from the disposition of the shares represented by this certificate in violation of such provisions or in violation of any of the aforementioned laws or regulations."

       2.3 Representations and Warranties of LNI. LNI hereby represents and warrants to the Company and the other Stockholders, effective upon the Closing, as follows:

              (a) Authority. LNI has full legal right, power, authority and capacity to enter into and perform this Agreement, and the consent, agreement or concurrence of no other person or entity is required for LNI to execute, deliver and perform this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of LNI, enforceable against LNI in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (b) No Conflict. No filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the execution, delivery or performance by LNI of this Agreement or for the consummation by LNI of the transactions contemplated hereby that has not been made or obtained, which if not made or obtained would have an adverse effect on the ability of LNI to consummate the transactions contemplated hereby. Neither the execution, delivery or performance by LNI of this Agreement nor the consummation by LNI of the transactions contemplated hereby, nor compliance by LNI with any of the provisions hereof or thereof will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, license, agreement or other instrument or obligation to which LNI is a party or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to LNI.

              (c) Investment Representations. LNI acknowledges that the Company has relied upon, and LNI makes, effective upon the Closing, the following investment representations:

                     (i) LNI is acquiring the LNI Option for its own account and not with a view to or for sale in connection with any distribution thereof in violation of the 1933 Act;

                     (ii) The LNI Option may not be sold, transferred, pledged, distributed or otherwise disposed of except in compliance with its terms and with applicable federal and state securities laws;

                     (iii) LNI has such knowledge and experience in business
              matters that LNI is capable of evaluating, and has evaluated, the merits and risks of The LNI Option;

                     (iv) LNI has been furnished all materials relating to The Company, and the proposed transaction which LNI has requested and has been afforded the opportunity to obtain additional information.


                                 ARTICLE III

                                MISCELLANEOUS

       3.1 Notices. All notices, requests, approvals and other communications provided for herein to any person named hereunder shall be in writing (including wire, facsimile or similar writing) and shall be given, if in writing and delivered personally, by telegram or facsimile, or sent by registered mail, postage prepaid, to such person at his address or facsimile, number set number as such person may hereafter specify by forth below or such other address or notice to the other person.

       If to the Stockholders, at the addresses set forth on Schedule A.

       If to the Company:                Pegasus Systems, Inc.
                                         3811 Turtle Creek Blvd., Suite 1100
                                         Dallas, Texas 75219
                                         Attention: President
                                         Fax No.: (214) 52&5675

Each such notice shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this subsection and the appropriate answer back is received or (ii) if given by other means, when actually received at the address specified in this section; provided, however, that a notice given other than during normal business hours or on a business day at the place of receipt shall not be effective until the opening of business on the next business day.

       3.2 Further Assurances. Each party hereto agrees that, from time to time, upon request, it will execute and deliver, or cause to be executed and delivered, such other instruments and take such other action as such other party reasonably may require to evidence more effectively the transactions effected pursuant hereto.

       3.3 Integration. This Agreement, and any other schedule, exhibit, agreement, document or instrument attached hereto or referred to herein, integrates all of the terms and conditions mentioned herein or incidental hereto, and supersedes all other negotiations and prior writings in respect of the subject matter hereof.

       3.4 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to principles of conflicts of law.

       3.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement

       3.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto shall assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

       3.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       3.8 Waived Any term or provision of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by any party.

       3.9 Headings. All headings contained in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or any of the provisions thereof.

       3.10 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing.


                   [Balance of page intentionally left blank]

       IN WITNESS WHEREOF, this Agreement is executed by the parties on the respective dates set forth below to be effective as of the date first above written.


                               COMPANY:

                               PEGASUS SYSTEMS, INC.


                               By: /s/ JOHN F. DAVIS, III
                                  ------------------------------------
                               Its: President
                                   -----------------------------------
                               Date: August 31, 1995
                                    ----------------------------------


                               ---------------------------------------


                               ANASAZI, INC.

                               By: /s/ TOM CASTLEBERRY
                                  ------------------------------------
                               Its:
                                   -----------------------------------
                               Date:
                                    ----------------------------------


                               ---------------------------------------



                               BEST WESTERN INTERNATIONAL


                               By: /s/ BILL WATSON
                                  ------------------------------------
                               Its: Sr. VP Worldwide Marketing
                                   -----------------------------------
                               Date: July 18th 1995
                                    ----------------------------------


                               ---------------------------------------

                               CHOICE HOTELS INTERNATIONAL


                               By: James E. Rempe
                                  -------------------------------------
                               Its: Senior Vice President and Secretary
                                   ------------------------------------
                               Date: August 16, 1995
                                    -----------------------------------

                               /s/ JAMES E. REMPE
                               ----------------------------------------



                               TRUSTHOUSE FORTE CALIFORNIA INC.


                               By: William J. Hanley
                                  ------------------------------------
                               Its: Exec. V.P. Sales & Marketing
                                   -----------------------------------
                               Date: July 20, 1995
                                    ----------------------------------

                               /s/ WILLIAM J. HANLEY
                               ---------------------------------------



                               HILTON HOTELS CORPORATION


                               By: RoSat E. Dirks
                                  -------------------------------------
                               Its: Sr. VP Mktg - HHC
                                   ------------------------------------
                               Date: 7/20/95
                                    -----------------------------------

                               /s/ ROSAT E. DIRKS
                               ----------------------------------------



                               HOSPITALITY FRANCHISE SYSTEMS, INC.


                               By: Douglas L. Patterson
                                  -------------------------------------
                               Its: Senior Vice President
                                   ------------------------------------
                               Date: 8/28/95
                                    -----------------------------------

                               /s/ DOUGLAS L. PATTERSON
                               ----------------------------------------

                               REED TRAVEL GROUP, A DIVISION OF REED
                               ELSEVIER INC.


                               By: Mac Highet
                                  ------------------------------------
                               Its: COO
                                   -----------------------------------
                               Date: July 21, 1995
                                    ----------------------------------

                               /s/ MAC HIGHET
                               ---------------------------------------



                               HYATT HOTELS CORPORATION


                               By: John W. Biggs
                                  ----------------------------------------------
                               Its: Ex. V. P.
                                   ---------------------------------------------
                               Date: 8/8/95
                                    --------------------------------------------

                                 /s/ JOHN W. BIGGS
                               -------------------------------------------------



                               INTER-CONTINENTAL HOTELS CORPORATION


                               By: Paul J. Travels
                                  ----------------------------------------------
                               Its: Senior Vice President- Property Management
                                    --------------------------------------------
                               Date: 1st August 1995
                                    --------------------------------------------

                                /s/ PAUL J. TRAVELS
                               -------------------------------------------------




                               ITT SHERATON CORPORATION


                               By: Richard L. Nauman
                                  ----------------------------------------------
                               Its: SVP
                                   ---------------------------------------------
                               Date: 7-28-95
                                    --------------------------------------------

                               /s/ RICHARD L. NAUMAN
                               -------------------------------------------------

                               LA QUINTA INNS, INC.


                               By: WC Hammet Jr.
                                  ------------------------------------
                               Its: Sr. VP Accounting & Administration
                                   -----------------------------------
                               Date: 7/19/95
                                    ----------------------------------

                               /s/ WC HAMMET JR.
                               ---------------------------------------


                               LODGING NETWORK, INC.

                               By: Scott H. Shuford
                                  ------------------------------------
                               Its: Vice President
                                   -----------------------------------
                               Date: July 14, 1995
                                    ----------------------------------

                               /s/ SCOTT H. SHUFORD
                               ---------------------------------------


                               MARRIOTT INTERNATIONAL, INC.


                               By: Bruce W. Wolf
                                  ------------------------------------
                               Its: Vice President, Distribution Sales
                                   -----------------------------------
                               Date: August 16, 1995
                                    ----------------------------------

                               /s/ BRUCE W. WOLF
                               ---------------------------------------


                               PROMUS HOTELS INC.


                               By: Don Kolodz
                                  ------------------------------------
                               Its: V.P. Reservations
                                   -----------------------------------
                               Date: 7-18-95
                                    ----------------------------------

                               /s/ DON KOLODZ
                               ---------------------------------------

                               UTELL INTERNATIONAL LTD.


                               By: Mike Hope
                                  ------------------------------------
                               Its: President
                                   -----------------------------------
                               Date:
                                    ----------------------------------

                               /s/ MIKE HOPE
                               ---------------------------------------



                               WESTIN HOTELS COMPANY


                               By: Marc Pujalet
                                  ------------------------------------
                               Its: Sr. V.P., Sales and Marketing
                                   -----------------------------------
                               Date: July 25, 1995
                                    ----------------------------------

                               /s/ MARC PUJALET
                               ---------------------------------------



                                /s/ JOHN F. DAVIS, III
                               ---------------------------------------
                               John F. Davis, III
                               Date: August 31, 1995
                                    ----------------------------------


                               ---------------------------------------

                                   SCHEDULE A


                                                   SHARES OF COMPANY
                                               COMMON STOCK TO BE ISSUED
STOCKHOLDERS AND ADDRESSES                 TO HCC AND/OR THISCO STOCKHOLDERS
--------------------------                 ---------------------------------
ANASAZI SERVICE CORPORATION                             842
7500 N. Dreamy Draw Drive
Suite 120
Phoenix, Arizona 85020
Attention: Tom Castleberry
Fax No.: (602) 861-7687

BEST WESTERN INTERNATIONAL                            2,726
6201 N. 24th Parkway
Phoenix, AZ 85016
Attention: William S. Watson
Fax No.: (602) 957-5966

CHOICE HOTELS INTERNATIONAL                           1,281
4225 E. Windrose Dr.
Phoenix, AZ 85032
Attention: James R. Yoakum
Fax No.: (602) 996-0192

FORTE HOTELS                                          1,618
1973 Friendship Drive
El Cajon, CA 92020
Attention: William Hanley
Fax No.: (619) 562-0901

HILTON HOTELS CORPORATION                             1,281
9336 Civic Center Drive
Beverly Hills, CA 90210
Attention: Mike Ing
Fax No.: (310) 859-2513

HOSPITALITY FRANCHISE SYSTEMS, INC.                   3,101
3838 E. Van Buren
Phoenix, AZ 85008
Attention: Douglas L. Patterson
Fax No.: (602) 389-3909

                                                   SHARES OF COMPANY
                                               COMMON STOCK TO BE ISSUED
STOCKHOLDERS AND ADDRESSES                 TO HCC AND/OR THISCO STOCKHOLDERS
--------------------------                 ---------------------------------
REED TRAVEL GROUP, A DIVISION OF                      4,821
REED ELSEVIER INC
500 Plaza Drive
Secaucus, NJ 07096
Attention: Malcolm Highet
Fax No.: (201) 319-1643

HYATT HOTELS CORPORATION                              2,725
200 W. Madison Avenue, #39
Chicago, IL 60606
Attention: John Biggs
Fax No.: (708) 990-6357

INTER-CONTINENTAL HOTELS CORPORATION                  2,185
Devonshire House
Mayfair Place
London, England W1X 5FH
Attention: Paul Travers
Fax No.: 011 44 71 355 6591

ITT SHERATON CORPORATION                              2,307
Sixty State Street
World Headquarters
Boston, MA 02109
Attention: Richard Nauman
Fax No.: (617) 367-5182

LA QUINTA INNS, INC.                                  2,311
112 E. Pecan St.
P.O. Box 2636
San Antonio, TX 78299
Attention: W.C. Hammett, Jr.
Fax No.: (210) 302-6016

LODGING NETWORK, INC.                                     *
8235 Douglas Avenue, LB 77
Suite 200
Dallas, Texas 75225
Attention: Michael Barnett
Fax No.: (214) 363-1615

                                                   SHARES OF COMPANY
                                               COMMON STOCK TO BE ISSUED
STOCKHOLDERS AND ADDRESSES                 TO HCC AND/OR THISCO STOCKHOLDERS
--------------------------                 ---------------------------------
MARRIOTT INTERNATIONAL, INC.                          1,281
One Marriott Drive, Dept. 939.07
Washington, D.C. 20058
Attention: Bruce W. Wolff
Fax No.: (301) 380-6094

PROMUS HOTELS INC.                                    2,955
3239 Players Cub Parkway
Memphis, TN 38125
Attention: Donald M. Kolodz
Fax No.: (901) 748-8102

UTELL INTERNATIONAL LTD.                                844
2 Kew Bridge Road
Brentford, London TW8 0JF
Attention: Mike Hope
Fax No.:  011 44 81 490 5855

WESTIN HOTELS & RESORTS                               2,265
2001 6th Avenue, 13th Floor
Seattle, WA 98121
Attention: Marc Pujalet
Fax No.: (206) 443-8997

JOHN F. DAVIS, III                                      884
3811 Turtle Creek Blvd., Suite 1100
Dallas, Texas 75219
Fax No.: (214) 528-5675
                                                     ------

                 Total Schedule A Shares             33,427
                 Total Schedule C Shares              3,583
                 Total Management Shares              2,125
           *Shares subject to LNI Option              3,365
                                                     ------

            MAXIMUM TOTAL SHARES SUBJECT
            TO ISSUANCE PURSUANT TO
            CONTRIBUTION AND RESTRUCTURING
            AGREEMENT                                42,500
                                                     ======

                                  SCHEDULE B-1

                                                      DEBT
                                       HCC         CONTRIBUTED         HCC
                                      TOTAL         TO EQUITY       REMAINING
                                       P&I*          CAPITAL           DEBT
                                       ---           -------           ----
BEST WESTERN INTERNATIONAL        $ 94,009.01      $ 37,500.00     $ 56,509.01
HYATT HOTELS CORPORATION            93,325.61        37,500.00       55,825.61
INTER-CONTINENTAL HOTELS            93,910.31        37,500.00       56,410.31
ITT SHERATON CORPORATION            93,666.46        37,500.00       56,166.46
IA QUINTA INNS, INC.                92,661.69        37,500.00       55,161.69
PROMUS HOTELS INC.                  72,697.27        37,500.00       35,197.27
HOSPITALITY FRANCHISE
  SYSTEMS, INC                      93,846.44        37,500.00       56,346.44
UTELL INTERNATIONAL                 93,695.48        37,500.00       56,195.48
WESTIN HOTELS & RESORTS             93,637.42        37,500.00       56,137.42
                                  -----------      -----------     -----------

TOTAL                             $821,449.69      $337,500.00     $483,949.69

*HCC TOTAL P&I INCLUDES INTEREST THROUGH JUNE 30, 1995.
INTEREST WILL BE ACCRUED THROUGH CLOSING DATE OF PEGASUS TRANSACTION.

                                  SCHEDULE B-2

                                                      DEBT
                                    THISCO         CONTRIBUTED       THISCO
                                    TOTAL           TO EQUITY       REMAINING
                                     P&I*            CAPITAL          DEBT
                                     ---             -------          ----
BEST WESTERN INTERNATIONAL        $ 90,994.59      $ 37,500.00     $ 53,494.59
CHOICE HOTELS INTERNATIONAL         91,118.76        37,500.00       53,618.76
FORTE HOTELS                        90,554.46        37,500.00       53,054.46
HILTON HOTELS CORPORATION           81,168.91        37,500.00       43,668.91
HYATT HOTELS CORPORATION            77,191.71        37,500.00       39,691.71
INTER-CONTINENTAL HOTELS            82,306.98        37,500.00       44,806.98
ITT SHERATON CORPORATION            90,770.15        37,500.00       53,270.15
LA QUINTA INNS, INC.                82,900.62        37,500.00       45,400.62
MARRIOTT INTERNATIONAL, INC.        69,338.49        37,500.00       31,838.49
PROMUS HOTELS INC.                  91,207.39        37,500.00       53,707.39
HOSPITALITY FRANCHISE
 SYSTEMS, INC.                      54,931.14        37,500.00       17,432.14
WESTIN HOTELS & RESORTS             89,703.55        37,500.00       52.203.55
                                  -----------      -----------     -----------

                 TOTAL            $992,187.75      $450,000.00     $542,187.75

*THISCO TOTAL P&I INCLUDES INTEREST THROUGH JUNE 30, 1995.
INTEREST WILL BE ACCRUED THROUGH CLOSING DATE OF PEGASUS TRANSACTION.

                                   SCHEDULE C


                                              NUMBER OF PEGASUS
                                              -----------------
HCC STOCKHOLDER                         SHARES SUBJECT TO REPURCHASE
---------------                         ----------------------------
Anasazi Service Corporation                           87
Best Western International                           544
Forte Hotels                                         303
Hospitality Franchise Systems, Inc.                  703
Hyatt Hotels Corporation                             455
Inter-Continental Hotels Corporation                 165
ITT Sheraton Corporation                             215
La Quinta Inns, Inc.                                 142
Promus Hotels Inc.                                   769
Utell International Ltd.                              78
Westin Hotels & Resorts                              122
                                                   -----
                                       Total       3,583

                                   EXHIBIT 1

                             Stockholders Agreement

                                  CONFIDENTIAL


                             STOCKHOLDERS AGREEMENT

       This Stockholders Agreement (the "Agreement"), dated effective as of July __, 1995, among Pegasus Systems, Inc., a Delaware corporation (the "Company"), and all of the holders of Common Stock, $.01 par value, of the Company (collectively referred to herein as the "Stock") set forth on Schedule A hereto. The holders of Stock are collectively referred to as the "Stockholders."

                                  WITNESSETH:

       WHEREAS, the Company is a corporation duly organized and validly existing under the laws of the State of Delaware with authorized capital of One Hundred Thousand (100,000) shares of Common Stock and Ten Thousand (10,000) shares of Preferred Stock; and

       WHEREAS, the Company and the Stockholders wish to enter into an agreement respecting future sales of shares of the Stock, certain limitations on the transfer of shares of the Stock, the election and voting power of directors, and certain other matters;

       NOW, THEREFORE, in consideration of the promises and mutual covenants, conditions and agreements herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I

                    RESTRICTIONS AND OBLIGATIONS RELATING TO
                       DISPOSITION AND OWNERSHIP OF STOCK

       Except as permitted below, no Stockholder shall sell, assign, devise, bequeath, transfer, give, pledge, encumber, hypothecate, or in any manner dispose of, or part with, any or all of its right, title or interest in any share or shares of Stock of the Company now or at any time hereafter held by it (any such action being referred to herein as a "Transfer"), or attempt to make such a Transfer without the prior written consent of the Company (which consent may be withheld by the Company in its sole discretion). A merger, sale of all or substantially all assets or other business combination by a Stockholder shall not be considered a "Transfer" hereunder. The Company, by its execution of this Agreement, agrees that it will not cause or permit the Transfer of any shares of Stock held by the Stockholders to be made on its books except in accordance with the terms of this Agreement.

       Notwithstanding the foregoing, any Stockholder may freely Transfer its share of Stock to any one (1) of its affiliates provided that, such Stockholder, with its affiliates, will not on





                                   EXHIBIT 1
account of such Transfer beneficially hold more than twenty-five percent (25%) of the issued Stock of the Company and provided further that such affiliate agrees in writing to be bound by the terms of this Agreement. The term "affiliate" as used in this Agreement shall have the meaning ascribed to it under Rule 12b-2, promulgated under the Securities Exchange Act of 1934, as in effect on June 1, 1995.

       Any Transfer or attempted Transfer by any Stockholder other than as permitted by this Agreement shall be void ab initio and be deemed to be a breach of this Agreement.

       Within three years of the date of the Corporation's Certificate of Incorporation, no Stockholder, together with its affiliates, may at any time be the beneficial holder of more than twenty-five percent (25%) of the issued Stock of the Company.

                                   ARTICLE II

                             RIGHT OF FIRST REFUSAL

       Subject to the provisions of Article I, should any Stockholder receive a bona fide offer from an unaffiliated party or wish to enter into any agreement relating to the Transfer of any or all of the Stock held by such Stockholder, the Company shall have a right of first refusal to purchase the Stock which is the subject of such bona fide offer or agreement (the "Subject Stock"). Pursuant to this right of first refusal, the Stockholder receiving the offer or wishing to enter into any such Agreement shall notify the Board of Directors of the Company, in writing, of the offer or agreement and all of the terms thereof, including, without limitation, the name and address of the proposed purchaser, the exact number of shares that are the subject of the proposed Transfer, the offered purchase price or other consideration, any terms and conditions of payment, and whether the selling Stockholder intends to accept the offer on the offered terms. If the Stockholder receiving the offer or wishing to enter into any such agreement has decided to accept the offer subject to the provisions hereof, the Board of Directors of the Company, within thirty (30) days after such notice of the proposed sale by such Stockholder, shall notify the selling Stockholder whether the Company wishes to purchase all of the Subject Stock on substantially the same terms and conditions as those set forth in the notice; and if the Company does wish to so purchase all such shares, such Stockholder shall sell such shares as the Company desires to the Company, on a timely basis, and shall cooperate in all such respects. If the Board of Directors of the Company declines to undertake to so purchase all of the Subject Stock, the Stockholder receiving the offer or wishing to enter into any such agreement may proceed to sell such Subject Stock on the same terms and conditions as proposed in the notice. If no such sale of the Subject Stock is consummated within a ninety (90) day period following the expiration of the thirty (30) day period during which the Company may accept the offer to undertake the transaction, the sale of the Subject Stock shall again become subject to this Article II.

       Notwithstanding the foregoing, any Stockholder may Transfer shares of Stock pursuant to the second paragraph of Article I hereof without such Transfer being subject to the above right of first refusal.

                                  ARTICLE III

                      BUY BACK OF PROJECTED VOLUME SHARES

       (a) Attached hereto as Schedule B is a list of certain shares of Stock, referred to herein as the "Projected Volume Shares", and the holders thereof. In addition to any other purchase rights set forth in this Agreement, the Projected Volume Shares held by such holders shall be subject to purchase by the Company as follows: As soon as reasonably practicable after December 31, 1996, the Company shall determine and certify to each holder the actual number of commissionable reservation transactions that were processed through The Hotel Clearing Corporation ("HCC") ("Actual Transactions") by such holder of the Projected Volume Shares from January 1, 1996 through December 31, 1996, compared to such holder's projected number of transactions ("Projected Transactions") set forth in the Projected Volume Confirmation (herein so called) delivered by such holder to the Company and accepted as of the date of this Agreement. With respect to each holder of Projected Volume Shares, if such holder's Actual Transactions equal or exceed its Projected Transactions, then the Projected Volume Shares held by such person shall not be subject to the purchase option provided for in this paragraph. If the Actual Transactions by any holder of Projected Volume Shares are less than its Projected Transactions, then the Company may, at its option, purchase, at a purchase price of one dollar ($1.00) per share, the percentage of such holder's Projected Volume Shares (rounded to the nearest whole share) equal to the corresponding percentage by which such holder's Actual Transactions were less than its Projected Transactions. If this purchase option is exercised, the holder of any Projected Volume Shares subject thereto shall be required to, and shall, sell the required percentage of its Projected Volume Shares (rounded to the nearest whole share) to the Company and shall cooperate with the Company in all respects. The Company shall have one hundred and eighty (180) days after delivery of the required certification regarding Actual Transactions to exercise this purchase right by notifying any affected Stockholder of such exercise and tendering payment of the required purchase price to the affected Stockholder(s). Each such affected Stockholder (i) shall cooperate in all respects with such purchase and (ii) hereby irrevocably appoints the Company as its agent and attorney-in-fact to transfer such shares as provided above and to do all things necessary or appropriate to accomplish such transfer.

                                   ARTICLE IV

                                   DIRECTORS

       (a) Each holder of record of at least one and one-half percent (1.5%) of the shares of the Company's issued and outstanding Stock entitled to vote shall be entitled to designate and nominate one (1) person for election to the Company's Board of Directors by the Stockholders. For such calculation, the percentage of the shares of the Company's issued and outstanding Stock held by any Stockholder shall be inclusive of the shares held by all affiliates of such Stockholder; provided, however that Reed Travel Group, a division of Reed Elsevier Inc. ("Reed") and Utell International Ltd. ("Utell") shall each be entitled to designate and nominate one (1) person for election to the Board notwithstanding that they are affiliates of each other, as long as each of Reed and Utell hold at least 1.5% of the shares of Stock entitled to vote in the election of directors. The person so nominated must be an officer or employee of such holder of such share of Stock designating or nominating such person. As required by the Bylaws of the Company, in the event that management is not represented by at least one member of the Board of Directors through such director's ownership of at least one and one-half percent (1.5%) of the shares of the capital stock, the number of directors shall be increased by one (1). The President of the Company, with the advice of the Chairman of the Board, shall designate and nominate one (1) person for election to the Company's Board of Directors as the representative of the management of the Company. All nominations for directors shall be submitted to the Board of Directors at such time and in such manner as is determined by the Board of Directors,

       (b) All holders of Stock entitled to vote shall vote for, and shall take all necessary steps to accomplish, the election of each of the respective person(s) appropriately designated and nominated by a holder of Stock and/or by the management of the Company for a seat on the Company's Board of Directors in accordance with foregoing paragraph, and shall cooperate and act in accordance therewith, in a timely manner and in good faith, to the maximum extent possible.

       (c) If a Stockholder or Stockholders wish(es) to remove or proposes the removal of the director(s) that it or they had designated or nominated to the Board of Directors, all of the Stockholders entitled to vote shall vote for, and shall take all necessary steps to accomplish, the removal of such director. Except in cases where a director is being removed for cause, each Stockholder entitled to vote hereby agrees to refrain from voting in favor of the removal of any director who had been elected by the Stockholders, unless the Stockholder that had designated and nominated such director also votes in favor of such removal.

       (d) If any director is removed from office, resigns, dies or otherwise leaves the Board of Directors (except as provided in the following paragraphs, the Stockholder or Stockholders that had designated or nominated such director in accordance with paragraph (a) of this Article IV shall be entitled to designate and nominate a new director to fill the vacancy so created in the Company's Board of Directors, and the other Stockholders entitled to vote shall act in the manner provided in paragraph (b) of this
Article IV.

       (e) If the Company purchases the Stock of any Stockholder entitled to vote, or if a Stockholder surrenders its Stock to the Company as provided for in Article XI(b) hereof, such Stockholder's representative on the Board of Directors shall immediately be terminated as a director and, as provided in the Bylaws of the Company, the seat on the Board of Directors previously held by such director shall be eliminated, reducing the total number of directors by one and creating no vacancy on the Board of Directors by reason of such termination.

                                   ARTICLE V

                 UTILIZATION OF SUBSIDIARY COMPANIES' SERVICES

       Each Stockholder listed on Schedule A hereto shall execute the HCC Participant Agreement and/or UltraSwitch User Agreement listed next to its name on Schedule A and comply with all obligations set forth in each such agreement.

                                   ARTICLE VI

             CONFIDENTIAL INFORMATION; RESTRICTIONS ON THE COMPANY

       The Company shall, and shall cause its officers, directors, employees, consultants and agents (collectively, "Company Representatives") to, keep secret and retain in strictest confidence any and all confidential matters relating to the business of any Stockholder or affiliate thereof (including, but not limited to, all confidential data provided by the Stockholders to the Company) that are (i) not otherwise in the public domain, (ii) not otherwise in the rightful possession of the Company from third parties having no obligation of confidentiality to a Stockholder, (iii) not required under compulsion of law to be disclosed by the Company or Company Representatives (through oral question, interrogatory, subpoena, civil investigative demands, or similar process), or (iv) not edited, masked, aggregated, summarized, compiled or otherwise modified in such a way as to delete or obscure references or data directly identifying any Stockholder, and shall not disclose them, and shall cause the Company Representatives not to disclose them, to anyone outside such Stockholder, such Stockholder's affiliates, the Company or Company Representatives; nor may the Company or any Company Representatives exploit such confidential matters for its or their respective benefit or the benefit of other relationships with customers of the Company; and all such confidential information that is proprietary in nature shall remain the sole property of the Stockholder that furnished such information to the Company. The confidentiality obligations hereunder shall continue in perpetuity. For purposes of this
Article VI, information furnished by any Stockholder to the Company shall be deemed to be confidential only if, in addition to the above, the information in question is clearly designated as being confidential by the Stockholder or other person furnishing such information to the Company.

       If the Company or any Company Representative breaches, or threatens to commit a breach of, any of the provisions of this Article VI, the Stockholder furnishing such confidential information shall have the right and remedy to have this Article VI specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to such Stockholder and that money damages will not provide an adequate remedy to such Stockholder. Nothing in this Article VI shall be construed to limit the right of any such Stockholder to collect money damages in the event of a breach of this Article VI.

       Notwithstanding the above, the provisions of this Article VI shall not apply in the case of any information furnished by any Stockholder (or affiliate thereof who has entered into an agreement with the Company specifically providing that this Article VI's provisions shall not apply to the extent they are inconsistent with such other agreement.

                                  ARTICLE VII

             CONFIDENTIAL INFORMATION; RESTRICTIONS ON STOCKHOLDERS

       Each Stockholder and its affiliates shall, and each Stockholder shall cause its and its affiliates' officers, directors, stockholders, employees, consultants and agents (collectively, "Stockholder Representatives") to, keep secret and retain in strictest confidence any and all confidential matters relating to the business of the Company and any other Stockholder or affiliate thereof (including, but not limited to, all information provided by the other Stockholders to the Company, the technology and design of the clearinghouse service system developed by the Company and, to the extent that it is released to them by the Company, all data and information generated by the Company's clearinghouse service system) that are (i) not otherwise in the public domain,
(ii) not otherwise in the rightful possession of such Stockholder (or affiliate) from third parties having no obligation of confidentiality to a Stockholder or the Company, or (iii) not required under compulsion of law to be disclosed by such Stockholder, its affiliates or Stockholder Representatives (through oral question, interrogatory, subpoena, civil investigative demands, or similar process), and shall not disclose them, and shall cause the Stockholder Representatives not to disclose them, to anyone outside such Stockholder, such affiliates, or the Company and its agents, except as otherwise determined by the Board of Directors, nor may a Stockholder or its affiliates or any Stockholder Representative exploit such confidential matters for its or their respective benefit or the benefit of other relationships with customers of such Stockholder and its affiliates, except as otherwise determined by the Board of Directors. The confidentiality obligations hereunder shall continue in perpetuity. For purposes of this Article VII, information furnished by any Stockholder to the Company shall be deemed to be confidential only if, in addition to the above, the information in question is clearly designated as being confidential by the Stockholder or other person furnishing such information to the Company.

       If a Stockholder or any of its affiliates or Stockholder Representative breaches, or threatens to commit a breach of, any of the provisions of this
Article VII, any of the other Stockholders and/or the Company shall have the right and remedy to have this Article VII specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to such other Stockholders and the Company and that money damages will not provide an adequate remedy to such other Stockholders or the Company. Nothing in this Article VII shall be construed to limit the right of any Stockholder or the Company to collect money damages in the event of a breach of this Article VII.

       Notwithstanding the above, the provisions of this Article VII shall not apply in the case of any information furnished by any Stockholder (or affiliate thereof) who has entered into an agreement with the Company specifically providing that this Article VII's provision shall not apply to the extent they are inconsistent with such other agreement.

                                  ARTICLE VIII

                         LEGENDS ON STOCK CERTIFICATES

       The certificates for all shares of the Stock of the Company are concurrently with the issuance thereof to be endorsed with the legends in substantially the form below:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and neither such shares nor any interest therein may be sold, assigned, pledged, transferred, hypothecated, encumbered or in any other manner transferred or disposed of, or be subject to execution, attachment or similar process, in whole or in part, except in compliance therewith and with all other applicable federal and state securities and other laws and regulations, and unless an opinion of counsel or other evidence relating to compliance with such laws, in form and substance satisfactory to the Company, is delivered to the Company in advance of any such transfer. Further, the shares represented by this certificate are subject to the conditions, restrictions and obligations specified in that certain Stockholders Agreement dated __,1995, and any amendments thereto (the "Stockholders Agreement"), among the Company and certain of its Stockholders, including conditions and restrictions with respect to voting rights and powers, disposition, stock ownership rights and prerequisites, transfer, the composition of the Company's Board of Directors, stock repurchase rights, and otherwise, and no transfer of the shares represented by this certificate shall be valid or effective unless and until such conditions and restrictions have been complied with in all respects, in the determination of the Company's Board of Directors. A copy of the Stockholders Agreement is on file with the Secretary of the Company. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Stockholders Agreement and to indemnify and hold the Company harmless against loss or liability arising from the disposition of the shares represented by this certificate in violation of such provisions or in violation of any of the aforementioned laws or regulations."

Said certificates, and all certificates representing shares of the Stock of the Company at any time hereafter issued or transferred, shall include similar endorsements. Any transfer of any shares of Stock of the Company shall be made upon the books of the Company only in accordance with this provision.

                                   ARTICLE IX

                                    NOTICES

       All notices, requests, consents, payments and other communications contemplated hereby shall be in writing and (a) personally delivered, (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, or (c) sent by overnight courier service (for next business day delivery), shipping prepaid, as follows:

       If to the Stockholders, at the addresses set forth on Schedule A.

       If to the Company:

              Pegasus Systems, Inc.
              3811 Turtle Creek Blvd., Suite 1100
              Dallas, Tx 75219
              Attention: President

or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices shall be deemed given and received at the time of personal delivery or, if sent by U.S. mail, three
(3) business days after mailing, or, if sent by overnight courier, one (1) business day after such sending. The foregoing notice provision shall apply equally with respect to any process which either party may desire to serve on the other party, pursuant to judicial process or otherwise, it being expressly understood and agreed that such mode of service shall be in addition to and not in derogation of any other valid forms of service provided by law.

                                   ARTICLE X

                            ADDITIONAL STOCKHOLDERS

       No persons or entity other than those listed on Schedule A may be a stockholder of the Company's Stock unless and until such person or entity agrees in writing as a condition to their ownership of the Stock to become a party to this Agreement, by executing and delivering to the Company a letter substantially in the following form, in form and substance satisfactory to the
Company:

              "To Pegasus Systems, Inc.:

              The undersigned hereby agrees to become a party to the Stockholders Agreement dated as of, 1995, among Pegasus Systems, Inc. and the stockholders named in such agreement, and agrees to be bound by all of the terms and provisions thereof in all respects. This election shall be binding upon the heirs, executors, administrators, successors, and assigns of the undersigned.

                                                  Very truly yours,


                                                  ------------------------------

Dated:                 "
      -----------------

                                   ARTICLE XI

                                  TERMINATION

       (a) Except as otherwise provided in Articles VI and VII hereof, all provisions in this Agreement shall continue until the earliest to occur of the following: (i) such time as the parties and the Company mutually agree in writing to terminate this Agreement; (ii) such time as the Board of Directors shall determine in connection with a public offering, if any, of the Company's securities; or (ii) ten (10) years from the date hereof unless this Agreement is extended as provided in Article XIX hereof.

       (b) Notwithstanding any other provision hereof except for the provisions of Articles VI and VII, any Stockholder may at any time surrender (for no consideration) to the Company all of its shares of the Company's Stock, and in such event, such Stockholder shall no longer be deemed to be a Stockholder and shall have no further obligations hereunder, except to abide by the perpetual confidentiality provisions of Articles VI and VII hereof.

                                  ARTICLE XII

                             BENEFIT, USE OF TERMS

       This Agreement and each of its provisions, whether so expressed or not, shall be binding upon the parties and their heirs, executors, administrators, successors and assigns. This Agreement shall inure to the benefit of each of the foregoing but rights and interests under this Agreement shall be assignable only in accordance with this Agreement and to the extent expressly permitted herein.

       Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender, when the context so requires. The term "person" as used herein refers to a natural person, a corporation, or any other entity or association, as the context requires.

                                  ARTICLE XIII

                                 APPLICABLE LAW

       This Agreement shall be governed by, and construed according to, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

                                  ARTICLE XIV

                                  ARBITRATION

       Any controversy or claim arising out of, or relating to, this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by a single Arbitrator may be entered in any Court having jurisdiction thereof. The place of arbitration shall be Dallas County, Texas or as otherwise agreed by the parties.

                                   ARTICLE XV

                                  SEVERABILITY

       The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, non-binding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be legal, void, voidable, invalid, non-binding or unenforceable in its entirely or partially or as to any party, for any reason, and if such provision cannot be changed consistent with intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

                                  ARTICLE XVI

                                 NO PARTNERSHIP

       Notwithstanding anything to the contrary in this Agreement, the parties agree that nothing contained or provided for herein creates a partnership or joint venture.

                                  ARTICLE XVII

                                ENTIRE AGREEMENT

       This Agreement and all Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof, and incorporate and merges any and all previous communications, understandings, oral or written.

                                 ARTICLE XVIII

                                  COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement binding on all of the parties, notwithstanding that all parties are not signatories to the original or the same counterpart. It is expressly contemplated that such counterparts may be executed at different times and from time to time; each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

                                  ARTICLE XIX

                          RENEWAL OF VOTING AGREEMENT

       The parties acknowledge and understand that the Stockholders' covenants contained in Article IV hereof to vote their stock in accordance with the provisions thereof are permitted to remain in effect only for a ten (10) year period, unless renewed, as provided herein. Therefore, the Company may, prior to such expiration and the expiration of any renewed terms, request that all Stockholders agree to an additional ten (10) year extension of such voting provisions. Each Stockholder agrees to use its best efforts to accomplish each such extension.

                                   ARTICLE XX

                         REPRESENTATIONS AND WARRANTIES

       Each Stockholder hereby represents and warrants to the other parties hereto, as of the date on which it becomes a party hereto, and as of any other dates on which such Stockholder contributes additional capital to, makes a loan to, or purchases securities from, the Company (or agrees to do any of the foregoing), as follows:

       (a) The Stockholder has the full and entire right, power, and authority and has taken all necessary action, including without limitation requisite approval of its board of Directors, required to authorize (i) the execution and delivery of this Agreement; (ii) the receipt of a stock certificate for the number and class of shares owned by such Stockholder; (iii) the tendering of full payment of the purchase price for such stock; and (iv) the performances of all other acts and obligations required in order to carry out in full this Agreement. The Stockholder will not, by becoming a stockholder of the Company, by entering into this Agreement or by taking any action contemplated hereunder, default under, breach or otherwise be in conflict with any other agreement, document or instrument to which the Stockholder is subject or by which the Stockholder is bound.

       (b) The Stockholder is acquiring the shares of the Company's stock (the "Share(s)") for its own account for investment, and not with a view to, or for offering it for sale in connection with, the transfer, distribution or resale thereof, and agrees not to sell, transfer, assign, pledge, hypothecate, or otherwise dispose or attempt to dispose of its Share(s) (i) unless the Shares represented thereby has been registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws or, in the opinion of counsel acceptable to the Company and its counsel, an exemption from the registration requirements of the Act and such laws is available, or (ii) in any manner which would either result in such Stockholder being deemed under the Act to be an underwriter of such Share(s) within the meaning of the Act or result in the loss to the Company of its exemption from registration under the Act relating to the issuance of such Share(s) to the Stockholder or to any other person. The Stockholder acknowledges that registration of Share(s) for resale under the Act and such other laws is unlikely at any time in the future.

       (c) The Stockholder has a sufficient degree of sophistication, knowledge and experience in financial affairs to understand and evaluate the merits and risks associated with investment in the Share(s) and in the Company, and (i) its overall commitment to investments that are not readily marketable is not disproportionate to its net worth and if so investment in the Share(s) will not cause such overall commitment to become excessive; (ii) it has adequate net worth and means of providing for any current needs and contingencies such that it is able to sustain a complete loss of its investment in the Share(s), and it has no need for liquidity in this investment; and (iii) it has evaluated the risk of investing in Share(s) and the Company.

       (d) The Stockholder recognizes that investment in the Share(s) and the Company involves certain risks, and it has taken full cognizance of and understands all of the risk factors related to an investment in the Share(s).

       (e) The Stockholder has been provided with ample opportunities to discuss and raise questions with the Company and its founders, promoters, officers and directors, concerning the detailed operations and business plans of the Company.

       (f) The Stockholder shall indemnify and hold the Company harmless from and against any and all damage (including, without limitation, any liability, cost, or expense, including, without limitation, attorney's fees and disbursements) arising out of any breach of any of the representations, warranties, covenants, or provisions contained in this Agreement.

                                  ARTICLE XXI

                               POWER OF DECISIONS

       It is understood and agreed that, except as otherwise provided herein or in the Company's Certificate of Incorporation or Bylaws, as amended from time to time, all actions and decisions which the Company may or must take or make hereunder shall be taken or made by the Company's Board of Directors acting in accordance with the quorum and voting power provisions set forth in the Company's Certificate of Incorporation and Bylaws, as amended from time to time.

                                  ARTICLE XXII

                                   AMENDMENTS

       This Agreement may be amended, modified, or repealed, or a new Agreement may be adopted, only by, in addition to all applicable requirements of law, a writing executed and delivered by the Company and by Stockholders holding of record at least two-thirds (2/3) of the then outstanding shares of Stock; provided, however, that no provision of this Agreement may be amended, modified, repealed or replaced without the Company and all holders of all of the then outstanding shares of Stock agreeing in writing thereto, if such amendment, modification, repeal or replacement would in any manner increase or expand the Company's or any other person's or entity's ability to force, compel or require any holder of shares of Stock to sell any such shares of Stock to the Company or to any other person or entity under any circumstance not otherwise permitted by this Agreement, the Bylaws or the Certificate of Incorporation.

       IN WITNESS WHEREOF, this Agreement is executed by the parties on the respective dates set forth below to be effective as of the date first above written.


                                                COMPANY:

                                                PEGASUS SYSTEMS, INC.


                                                By: /s/ John F. Davis
                                                   -----------------------------
                                                Its: President
                                                    ----------------------------
                                                Date:
                                                     ---------------------------

                                                --------------------------------


                                                ANASAZI, INC.


                                                By: Tom Castleberry
                                                   -----------------------------
                                                Its:
                                                    ----------------------------
                                                Date:
                                                     ---------------------------

                                                /s/ TOM CASTLEBERRY
                                                --------------------------------



                                                BEST WESTERN INTERNATIONAL

                                                By: William Watson
                                                   -----------------------------
                                                Its: Sr. VP Worldwide Marketing
                                                    ----------------------------
                                                Date:
                                                     ---------------------------

                                                /s/ WILLIAM WATSON
                                                --------------------------------

                                          CHOICE HOTELS INTERNATIONAL


                                          By: James R. Yoakum
                                             -----------------------------
                                          Its:
                                              ----------------------------
                                          Date:
                                               ---------------------------
                                           /s/ JAMES R. YOAKUM
                                          --------------------------------





                                          FORTE HOTELS



                                          By: William J. Harley
                                             -----------------------------
                                          Its: Executive VP Sales & Marketing
                                              ----------------------------
                                          Date: July 20, 1995
                                               ---------------------------

                                           /s/ WILLIAM J. HARLEY
                                          --------------------------------



                                          HILTON HOTELS CORPORATION


                                          By: Robert R. Dirks
                                             -----------------------------
                                          Its: Sr. VP Marketing
                                              ----------------------------
                                          Date:
                                               ---------------------------

                                           /s/ ROBERT R. DIRKS
                                          --------------------------------





                                          HOSPITALITY FRANCHISE SYSTEMS,
                                          INC.


                                          By: Douglas L. Patterson
                                             -----------------------------
                                          Its: Senior Vice President
                                              ----------------------------
                                          Date: 8/28/95
                                               ---------------------------

                                           /s/ DOUGLAS L. PATTERSON
                                          --------------------------------

                                       REED TRAVEL GROUP, A DIVISION OF
                                       REED ELSEVIER INC.



                                       By:  Mac Highet
                                          -----------------------------
                                       Its: COO
                                           ----------------------------
                                       Date: 7/21/95
                                            ---------------------------
                                       /s/ MAC HIGHET
                                       --------------------------------





                                       HYATT HOTELS CORPORATION



                                       By:  John W. Biggs
                                          -----------------------------
                                       Its: Executive Vice President
                                           ----------------------------
                                       Date: 8/4/95
                                            ---------------------------
                                       /s/ JOHN W. BIGGS
                                       --------------------------------





                                       INTER-CONTINENTAL HOTELS


                                       By:  Paul Travers
                                          -----------------------------
                                       Its: Senior VP Property Management
                                           ----------------------------
                                       Date:
                                            ---------------------------
                                       /s/ PAUL TRAVERS
                                       --------------------------------


                                       ITT SHERATON CORPORATION


                                       By:  Richard L. Nauman
                                          -----------------------------
                                       Its: Senior Vice President
                                           ----------------------------
                                       Date: 7/28/95
                                            ---------------------------
                                       /s/ RICHARD L. NAUMAN
                                       --------------------------------

                                      LA QUINTA INNS, INC.


                                      By: WC Hammett, Jr.
                                         ------------------------------------
                                      Its: Sr. VP Accounting & Administration
                                          -----------------------------------
                                      Date: 8/29/95
                                           ----------------------------------

                                      /s/ WC HAMMETT, JR.
                                      ---------------------------------------

                                      MARRIOTT INTERNATIONAL, INC.


                                      By: Bruce W. Wolff
                                         ------------------------------------
                                      Its: VP Distribution Sales
                                          -----------------------------------
                                      Date: 8/16/95
                                           ----------------------------------

                                      /s/ BRUCE W. WOLFF
                                      ---------------------------------------


                                      PROMUS HOTELS INC.


                                      By: Don Kolodz
                                         ------------------------------------
                                      Its: VP Reservations
                                          -----------------------------------
                                      Date: 7/18/95
                                           ----------------------------------

                                      /s/ DON KOLODZ
                                      ---------------------------------------



                                      UTELL INTERNATIONAL LTD.



                                      By: Mike Hope
                                         ------------------------------------
                                      Its: President
                                          -----------------------------------
                                      Date:
                                           ----------------------------------

                                      /s/ MIKE HOPE
                                      ---------------------------------------

                                                WESTIN HOTELS & RESORTS


                                                By: Marc Pujalet
                                                   -----------------------------
                                                Its: Sr. VP Sales & Marketing
                                                    ----------------------------
                                                Date: 7/25/95
                                                     ---------------------------

                                                /s/ MARC PUJALET
                                                --------------------------------


                                                --------------------------------
                                                John F. Davis, III
                                                Date:
                                                     ---------------------------

                                                /s/ JOHN F. DAVIS, III
                                                --------------------------------

                                   SCHEDULE A


                                                 APPLICABLE AGREEMENT TO BE
STOCKHOLDERS AND ADDRESSES                      EXECUTED PURSUANT TO ARTICLE V
--------------------------                      ------------------------------

ANASAZI SERVICE CORPORATION                          HCC Participant Agreement
7500 N. Dreamy Draw Drive
Suite 120
Phoenix, Arizona 85020
Attention: Tom Castleberry
Fax No.: (602) 861-7687

BEST WESTERN INTERNATIONAL                          HCC Participant Agreement/
6201 N. 24th Parkway                                   THISCO UltraSwitch User
Phoenix, AZ 85016
Attention: William S. Watson
Fax No.: (602) 957-5966

CHOICE HOTELS INTERNATIONAL                            THISCO UltraSwitch User
4225 E. Windrose Dr.
Phoenix, AZ 85032
Attention: James R. Yoakum
Fax No.: (602) 996-0192

FORTE HOTELS                                        HCC Participant Agreement/
1973 Friendship Drive                                  THISCO UltraSwitch User
El Cajon, CA 92020
Attention: William Hanley
Fax No.: (619) 562-0901

HILTON HOTELS CORPORATION                              THISCO Ultraswitch User
9336 Civic Center Drive
Beverly Hills, CA 90210
Attention: Mike Ing
Fax No.: (310) 859-2513

HOSPITALITY FRANCHISE SYSTEMS, INC.                 HCC Participant Agreement/
3838 E. Van Buren                                      THISCO UltraSwitch User
Phoenix, AZ 85008
Attention: Douglas L. Patterson
Fax No.: (602) 389-3909

                                                 APPLICABLE AGREEMENT TO BE
STOCKHOLDERS AND ADDRESSES                      EXECUTED PURSUANT TO ARTICLE V
--------------------------                      ------------------------------

REED TRAVEL GROUP, A DIVISION OF                                Not Applicable
REED ELSEVIER INC.
500 Plaza Drive
Secaucus, NJ 07096
Attention: Malcolm Highet
Fax No.: (201) 319-1643

HYATT HOTELS CORPORATION                            HCC Participant Agreement/
200 W. Madison Avenue #39                              THISCO UltraSwitch User
Chicago, IL 60606
Attention: John Biggs
Fax No.: (708) 990-6357

INTER-CONTINENTAL HOTELS                            HCC Participant Agreement/
Devonshire House                                       THISCO UltraSwitch User
Mayfair Place
London, England W1X 5FH
Attention: Paul Travers
Fax No.: 011 44 71 355 6591

ITT SHERATON CORPORATION                            HCC Participant Agreement/
Sixty State Street,                                    THISCO UltraSwitch User
World Headquarters
Boston, MA 02109
Attention: Richard Nauman
Fax No.: (617) 367-5182

LA QUINTA INNS, INC.                                HCC Participant Agreement/
112 E. Pecan St.                                       THISCO UltraSwitch User
P.O. Box 2636
San Antonio, Tx 78299
Attention: W.C. Hammett, Jr.
Fax No.: (210) 302-6016

MARRIOTT INTERNATIONAL, INC.                           THISCO UltraSwitch User
One Marriott Drive, Dept. 939.07
Washington, D.C. 20058
Attention: Bruce W. Wolff
Fax No.: (301) 380-6094

                                                 APPLICABLE AGREEMENT TO BE
STOCKHOLDERS AND ADDRESSES                      EXECUTED PURSUANT TO ARTICLE V
--------------------------                      ------------------------------

PROMUS HOTELS INC.                                  HCC Participant Agreement/
3239 Players Club Parkway                              THISCO UltraSwitch User
Memphis, TN 38125
Attention: Donald M. Kolodz
Fax No.: (901) 748-8102

UTELL INTERNATIONAL LTD.                            HCC Participant Agreement/
2 Kew Bridge Road                                      THISCO UltraSwitch User
Brentford, London TW8 0JF
Attention: Mike Hope
Fax No.: 011 44 81 490 5855

WESTIN HOTELS & RESORTS                             HCC Participant Agreement/
2001 6th Avenue, 13th Floor                            THISCO UltraSwitch User
Seattle, WA 98121
Attention: Marc Pujalet
Fax No.: (206) 443-8997

JOHN F. DAVIS, III                                             Not Applicable
3811 Turtle Creek Blvd., Suite 1100
Dallas, Texas 75219
Fax No.: (214) 528-5675

                      SCHEDULE B TO STOCKHOLDERS AGREEMENT


HOLDER OF PROJECTED VOLUME SHARES                    NUMBER OF PROJECTED VOLUME SHARES
---------------------------------                    ---------------------------------
Anasazi Service Corporation                                          87

Best Western International                                          544

Forte Hotels                                                        303

Hospitality Franchise Systems, Inc.                                 703

Hyatt Hotels Corporation                                            455

Inter-Continental Hotels Corporation                                165

ITT Sheraton Corporation                                            215

La Quinta Inns, Inc.                                                142

Promus Hotels Inc.                                                  769

Utell International Ltd.                                             78

Westin Hotels & Resorts                                             122
                                                                  -----
                                                Total             3,583

                                   EXHIBIT 2

                             STOCK PURCHASE OPTION

                             STOCK PURCHASE OPTION

       This document certifies that LODGING NETWORK, INC. ("LODGING") is, subject to the terms and conditions set forth herein below, entitled to Three Thousand Three Hundred Sixty Five (3,365) shares of fully paid and non assessable Common Stock of Pegasus System, Inc. (hereinafter referred to as "Pegasus") (the "Pegasus Stock"), upon exercise of this Option and the timely, full and complete satisfaction of the terms set forth herein.

                             TERMS AND CONDITIONS

       The exercise of this Option is conditioned upon and subject to the below stated terms and conditions:

       1. This Option may only be exercised during a period beginning on the Effective Date hereof and expiring on the last day of the thirty sixth (36th) month after the Effective Date hereof (the "Option Term"). LODGING must take all action required by this Option for the issuance of the stock during the Option Term.

       2. To exercise this Option, LODGING shall deliver to Pegasus the original of this document and the original of Stock Certificate No. 002 of The Hotel Clearing Corporation representing Two Hundred Ten (210) shares of Preferred Stock issued to Lodging Network, Inc. dated August 10,1993 (the "HCC Stock") and any and all other Stock Certificates of The Hotel Clearing Corporation and any other document evidencing any right, title or interest in or to any current or future ownership of The Hotel Clearing Corporation in the possession of LODGING. Upon satisfaction by LODGING of the requirements set forth herein to exercise this Option, Pegasus shall issue the Pegasus Stock to LODGING.

       3. This Option is non-transferable, non assignable, non negotiable and may not be encumbered, pledged or given as security for any purpose.

       4. This Option shall be fully protected from dilution resulting from a reverse split of the Common Stock of Pegasus and shall be entitled to the benefits of any split of the shares of common stock of Pegasus. Any split or reverse split of the Common Stock of Pegasus shall result in the proportionate adjustment of the Pegasus Stock hereunder.

       5. LODGING represents and warrants to Pegasus that it is the sole true and lawful owner of the HCC Stock with full right, title and interest in and to the HCC Stock as provided herein and with the full and unencumbered right to sell, transfer, assign and convey the HCC Stock as provided herein and





                            EXHIBIT 2 - PAGE 1 OF 3
              that the HCC Stock is free and clear of any and all debts, liens, restrictions (except as restricted by the terms and provisions of the Amended and Restated Stockholders' Agreement for The Hotel Clearing Corporation dated February 9, 1994) or other encumbrances and shall remain so during the term of this Option. The above and foregoing warranties and representations shall be affirmed upon the exercise of this Option and the transfer of the HCC Stock as provided herein.

       6. As a prospective purchaser of stock of Pegasus, LODGING acknowledges represents and warrants that the stock is being purchased as an investment for its own account and without any present intention of dividing the interest with others, reselling, or otherwise distributing the stock. In making this warranty, LODGING acknowledges that representatives of Pegasus have advised LODGING that (1) the stock is not being registered under the Federal Securities Act of 1933 on the ground that this transaction does not involve any public offering, and is therefore, exempt under Section 4(2) of the Act; (2) Pegasus' reliance on such exemption is predicated in pad on LODGING's representation that LODGING has no present intention of dividing the stock with others or of reselling or otherwise disposing of it; and (3) although LODGING has the right to dispose of its own property when and as it sees fit, in the view of the United States Securities and Exchange Commission, the exemption under
              Section 4(2) of the Act is not available to Pegasus if LODGING is merely acquiring the stock for resale on the occurrence or nonoccurrence of some predetermined event such as the passage of one year, a market rise, if the market does not rise, or any other fixed or determinable event.

       7. Following the merger of one or more entities into Pegasus, or any consolidation of Pegasus and one or more entities in which Pegasus is the surviving corporation, the exercise of this Option shall apply to the shares of the surviving corporation.

       8. By accepting this Option LODGING agrees, upon exercise of this Option, to execute and abide by the Stockholders' Agreement binding upon the stockholders of Pegasus and agrees to be bound by all other restrictions and agreements generally applicable to owners of Pegasus Common Stock.

       9. Pegasus agrees that it will not hereafter cause or permit The Hotel Clearing Corporation ("HCC") to merge with The Hotel Industry Switch Company without the prior written consent of LODGING (which shall not be unreasonably withheld), for so long as LODGING holds the HCC Stock.

       10. Pegasus agrees to provide LODGING with monthly financial statements, including a balance sheet and statement of income and expenses, for each of Pegasus, HCC, and any other subsidiaries of Pegasus for so long as this Option is outstanding.





                            EXHIBIT 2 - PAGE 2 OF 3

       11. Pegasus confirms that LODGING, as the holder of the HCC Stock, has the rights of the Series A Preferred Stockholder of HCC as set forth in the HCC Stockholders' Agreement. Upon the exercise of this Option and the issuance of the Pegasus Stock all of LODGING's rights as set forth in the Stockholder Agreement for HCC shall be assigned to Pegasus.

       12. Pegasus agrees to act in good faith with respect to the future operation of the business of HCC, and specifically agrees not to divert business opportunities or income away from HCC in any manner inconsistent with the current business plan for HCC and Pegasus.

       13. Notwithstanding any provision hereof to the contrary, this Option may be assigned by LODGING to a purchaser of the HCC Stock provided the sale of the HCC Stock is in compliance with the HCC Stockholders' Agreement.

       14. Pegasus agrees to cause the amendment of Article l of the HCC Stockholders' Agreement to provide that company approval of any proposed sale of company stock shall not be unreasonably withheld.

       15. Pegasus agrees that it will not cause or permit HCC to make any cash loans to Pegasus in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) (in the aggregate) without written consent of LODGING for so long as LODGING remains a Series A Preferred Stockholder of HCC.

The corporation has caused this Option to be executed by its duly authorized officer and the corporate seal is affixed hereto.




                                   PEGASUS SYSTEMS INC.

                                   By:
                                      --------------------------------
                                           John F. Davis, III
                                           President

                                   Effective Date:
                                                  --------------------

                                   AGREED:

                                   LODGING NETWORK, INC.

                                   By:
                                        ------------------------------
                                   Its:
                                        ------------------------------







                            EXHIBIT 2 - PAGE 3 OF 3